Exhibit 99.15

COMPUTATIONAL MATERIALS FOR C-BASS 2005-CB6

ABS New Transaction

Computational Materials

$[489,199,000] (approximate)
C-BASS

Mortgage Loan Asset-Backed Certificates,
Series 2005-CB6

Credit-Based Asset Servicing and Securitization LLC
Seller

Merrill Lynch Mortgage Investors, Inc.
Depositor

Litton Loan Servicing LP
Servicer

September 22, 2005

Recipients must read the information contained in the attached statement. Do not use or rely on this information if you have not received or reviewed the statement. If you have not received the statement, call your Merrill Lynch account executive for another copy. The collateral information set forth in the Computational Materials supersedes any previously distributed collateral information relating to the securities discussed in this communication and will be superseded by the information set forth in the final prospectus supplement.

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COMPUTATIONAL MATERIALS FOR C-BASS 2005-CB6

IMPORTANT NOTICES

This document and the information contained herein (the "Computational Materials") are confidential and may not be used by or disclosed to any person other than the person to whom they were originally delivered and such person's legal, tax, financial and/or accounting advisors. If you have received these Computational Materials in error, please notify the sending party immediately by telephone and return the original to such party by mail. Notwithstanding the foregoing, except to the extent necessary to comply with applicable securities laws, any recipient of these Computational Materials may disclose to any and all persons, without limitation of any kind, the federal income tax treatment and tax structure of the securities described herein, any fact relevant to understanding the federal tax treatment or tax structure of the issuer or the securities, and all materials of any kind relating to such federal tax treatment and structure, other than the identity of the issuer and information that would permit the identification of the issuer.

These Computational Materials are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and not by the issuer of the securities. The issuer of these securities has not prepared or taken part in the preparation of these materials. None of Merrill Lynch, the issuer of the securities nor any of their affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

Numerous assumptions were used in preparing the Computational Materials which may or may not be stated therein. As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the securities discussed in these Computational Materials has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities has not been filed with the Securities and Exchange Commission. These Computational Materials shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in these Computational Materials in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in these Computational Materials for definitive information on any matter discussed herein. A final prospectus and prospectus supplement may be obtained by contacting the Merrill Lynch Trading Desk at (212) 449-3659.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

Recipients must read the information contained in the attached statement. Do not use or rely on this information if you have not received or reviewed the statement. If you have not received the statement, call your Merrill Lynch account executive for another copy. The collateral information set forth in the Computational Materials supersedes any previously distributed collateral information relating to the securities discussed in this communication and will be superseded by the information set forth in the final prospectus supplement.

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Lifetime Floor Cap

Lifetime Floor Cap	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Weighted Average DTI	Percent Full Doc	Percent Owner Occupied	Percent Single Family PUD	Percent Cashout

2.250 - 2.999	40	$8,727,519	2.14%	6.51%	718	$218,188	75.97%	41.90%	26.76%	49.41%	73.23%	15.36%
3.000 - 3.999	34	6,701,008	1.64	6.826	717	197,088	79.69	42.97	28.85	30.56	33.99	0
4.000 - 4.999	64	16,328,813	4	5.881	699	255,138	79.68	42.2	59.66	87.76	87.19	17.62
5.000 - 5.999	412	101,539,828	24.88	6.126	674	246,456	78.54	42.54	49.58	95.44	90.49	38.14
6.000 - 6.999	731	160,756,518	39.4	6.636	648	219,913	80.07	43.02	38.5	97.41	90.14	45.03
7.000 - 7.999	388	75,469,740	18.5	7.557	613	194,510	81.98	43.17	44.52	94.97	84.12	49.81
8.000 - 8.999	178	29,232,570	7.16	8.494	570	164,228	81.97	42.66	56.81	92.99	82.55	57.25
9.000 - 9.999	60	6,902,897	1.69	9.395	545	115,048	82.79	43.95	79.34	95.17	78.79	66.04
10.000 - 10.999	15	1,634,235	0.4	10.478	544	108,949	80.05	45.31	91.74	100	71.31	62.08
11.000 - 11.999	7	583,572	0.14	11.357	529	83,367	80.12	41.57	25.82	93.27	89	6.98
12.000 - 12.500	3	169,780	0.04	12.4	558	56,593	55.27	0	100	100	67.93	59.82

Total:	1,932	$408,046,480	100.00%	6.85%	645	$211,204	80.10%	42.88%	45.03%	93.61%	86.89%	42.98%